Exhibit 10.1

                            STOCK EXCHANGE AGREEMENT




                                      among


                               CYTOGEN CORPORATION


                                       and


                        THE STOCKHOLDERS AND DEBTHOLDERS
                               OF PROSTAGEN, INC.



                            Dated as of June 15, 1999

                                Table of Contents


ARTICLE I SALE AND PURCHASE OF SHARES.........................................1
     Section 1.1. Closing.....................................................1
     Section 1.2. Deliveries by the Sellers...................................1
     Section 1.3. Deliveries by the Purchaser.................................1
     Section 1.4. Other Closing Matters.......................................2
     Section 1.5. Post Closing Adjustment.....................................2
     Section 1.6. Contingent Payments.........................................4
     Section 1.7. Cancellation................................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLERS......................5
     Section 2.1. Organization................................................5
     Section 2.2. Capitalization..............................................6
     Section 2.3. Binding Nature of this Agreement............................6
     Section 2.4. Consents and Approvals; No Violations.......................7
     Section 2.5. Financial Statements........................................7
     Section 2.6. Absence of Certain Changes..................................8
     Section 2.7. No Undisclosed Liabilities..................................8
     Section 2.8. Litigation..................................................9
     Section 2.9. No Default..................................................9
     Section 2.10.Permits; Compliance with Applicable Law.....................9
     Section 2.11.Taxes and Tax Returns.......................................9
     Section 2.12.Employee Benefit Plans.....................................13
     Section 2.13.Intellectual Property......................................15
     Section 2.14.Transactions with Affiliates...............................15
     Section 2.15.Contracts..................................................15
     Section 2.16.Labor Relations............................................16
     Section 2.17.Environmental..............................................16
     Section 2.18.Ownership of Assets........................................18
     Section 2.19.Insurance..................................................18
     Section 2.20.Real Property..............................................18
     Section 2.21.Share Ownership............................................19
     Section 2.22.Investment.................................................19
     Section 2.23.Accredited Investor........................................19
     Section 2.24.No Misleading Statements...................................20
     Section 2.25.No Exclusive Manufacturing Rights..........................20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER .................20
     Section 3.1. Organization...............................................20
     Section 3.2. Capitalization.............................................20
     Section 3.3. Authority Relative to this Agreement.......................21
     Section 3.4. Consents and Approvals; No Violations......................21
     Section 3.5. SEC Reports; Financial Statements..........................22
     Section 3.6. Absence of Certain Changes.................................22


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ARTICLE IV COVENANTS.........................................................22
     Section 4.1. Further Assurances.........................................23
     Section 4.2. Brokers or Finders.........................................23
     Section 4.3. Performance of Obligations.................................23
     Section 4.4. Tax Covenants..............................................23
     Section 4.5. Employees; Releases........................................23
     Section 4.6. NWB Board..................................................24
     Section 4.7. Lockup.....................................................24

ARTICLE V SURVIVAL; INDEMNIFICATION..........................................24
     Section 5.1. Survival Periods...........................................24
     Section 5.2. Indemnification............................................25
     Section 5.3. Indemnification Amounts....................................25
     Section 5.4. Claims.....................................................26
     Section 5.5. Indemnification with Respect to Taxes......................27
     Section 5.6. Exclusive Remedy...........................................28

ARTICLE VI MISCELLANEOUS.....................................................28
     Section 6.1. Notices....................................................28
     Section 6.2. Headings...................................................29
     Section 6.3. Counterparts...............................................29
     Section 6.4. Entire Agreement; Assignment...............................29
     Section 6.5. Governing Law..............................................29
     Section 6.6. Specific Performance.......................................30
     Section 6.7. Publicity..................................................30
     Section 6.8. Binding Nature; No Third Party Beneficiaries...............30
     Section 6.9. Severability...............................................30
     Section 6.10.Interpretation.............................................30
     Section 6.11.Payment of Expenses........................................30


                                    Exhibits

         Exhibit A:        Allocation
         Exhibit B:        Registration Rights Agreement


                                      iii
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     STOCK  EXCHANGE  AGREEMENT,  dated  as  of  June  15,  1999  among  Cytogen
Corporation, a Delaware corporation (the "Purchaser"), and the stockholders and the holders of certain rights to receive cash (the "Debtholders", and, collectively, the "Sellers") of Prostagen, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Purchaser has agreed to acquire from the stockholders, and the stockholders have agreed to sell to the Purchaser, all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the "Company Shares"), and the Debtholders have agreed to cancel such debt, in each case in exchange for shares of common stock, par value $.01 per share (the "Purchaser Shares"), of the Purchaser, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                           SALE AND PURCHASE OF SHARES

     Section 1.1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") is taking place simultaneously with the execution of this Agreement, at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     Section 1.2. Deliveries by the Sellers. At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser the following:

     (a) Certificates for all of the outstanding Company Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank, with any necessary stock transfer tax stamps attached or provided for;

     (b) Cancelled demand promissory notes held by Max Link, S. Leslie Misrock and CC Consulting A/S and a release to the Company of the funds held pursuant to the escrow agreement in favor of Alan Fox;

     (c) a certificate of exemption from withholding as provided in Section 1445(b) of the Code (as hereinafter defined) and Treasury Regulation 1.1445-2 (the "FIRPTA Certificate"); and

     (d) such other duly executed documents and certificates as the Purchaser may reasonably request.

     Section 1.3. Deliveries by the Purchaser.

     (a) At the Closing, or as promptly as practicable thereafter, but not later than three Nasdaq trading days after the Closing Date, the Purchaser shall deliver or cause to be delivered to the Sellers certificates representing a number of the Purchaser Shares equal to $2 million divided by the Conversion Number. Such Purchaser Shares shall be allocated among the Sellers in accordance with Exhibit A to this Agreement.

     (i) If the Purchaser Market Value (as defined below) is greater than or equal to $1-1/32, then the Conversion Number shall be the Purchaser Market Value.

     (ii) If the Purchaser Market Value is less than $1-1/32 and greater than $31/32, then the Conversion Number shall be $1.

     (iii) If the Purchaser Market Value is less than or equal to $31/32 and greater than $.50, then the Conversion Number shall be the Purchaser Market Value.

     (iv) If the Purchaser Market Value is less than or equal to $.50, then the Conversion Number shall be $.50.

     (v) The Purchaser Market Value shall equal the average of the closing price of the Purchaser Shares, as reported by Nasdaq, for the ten trading days ending on the second trading day prior to the Closing Date.

     (b) Notwithstanding anything in this Section 1.3 to the contrary, the Purchaser shall not be required to deliver any fractional Purchaser Shares. In lieu thereof, amounts delivered under this Section 1.3 to any Company shareholder shall be rounded to the nearest whole share.

     Section 1.4. Other Closing Matters.

     (a) The management of Purchaser shall consider the election of S. Leslie Misrock and Alan Fox to the Purchaser's Board of Directors.

     (b) At the Closing, the Purchaser and S. Leslie Misrock, Esq., as representative for the Sellers (the "Representative"), shall execute the Registration Rights Agreement in the form of Exhibit B hereto. The Sellers, and each of them, irrevocably appoint the Representative as their attorney-in-fact to act for them and in their name in connection with all matters relating to this Stock Exchange Agreement and the Registration Rights Agreement.

     Section 1.5. Post Closing Adjustment. (a) If the Closing Date Cash (as defined below) is less than $550,000, the Sellers shall pay the difference to the Purchaser. If the Closing Date Liabilities (as defined below) are more than $25,000, the Sellers shall pay the difference to the Purchaser. Any payment shall be accompanied by interest on such amount from the Closing Date to the date of payment at a floating rate equal to the publicly announced prime lending rate of Citibank, N.A. Any payment by the Sellers under this Section 1.5 shall be paid in the Purchaser Shares valued at the Conversion Number.


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     (b) As promptly as practicable  following the Closing Date, but in no event more than 45 days following the Closing Date, the Purchaser shall prepare and deliver to the Representative a consolidated balance sheet setting forth the total assets and total liabilities of the Company and its subsidiaries as of the Closing Date (the "Closing Date Balance Sheet"), in accordance with clause (f) below. The Representative and his accountants will be entitled to observe the preparation of the Closing Date Balance Sheet and shall be granted such information and access as they may reasonably request in connection therewith.

     (c) Unless within 20 days after its receipt of the Closing Date Balance Sheet, the Representative shall deliver to the Purchaser a statement describing its objections thereto, the amounts determined in accordance with clause (b) shall be final and binding for purposes of this Section 1.5.

     (d) If the Representative shall deliver the statement referred to in clause
(c) above, the Representative and the Purchaser will use reasonable efforts to resolve any disputes, but if a final resolution is not reached within 20 days after the Representative has submitted its objections, any remaining disputes will be resolved by the Reviewing Accountants. The Reviewing Accountants shall be instructed to resolve any matters in dispute as promptly as practicable. The determination of the Reviewing Accountants will be final and binding for purposes of this Section 1.5.

     (e) The Purchaser, on the one hand, and the Sellers, on the other hand, shall each pay one-half of the fees and expenses of the Reviewing Accountants and shall cooperate, including by furnishing any information reasonably requested, with each other and such accounting firm in the resolution of any disputes. The Sellers shall satisfy such obligation to pay one-half of the Reviewing Accountant's fees and expenses by causing the Representative to deliver to the Purchaser a number of Purchaser Shares (rounded to the nearest whole share) equal to the Seller's portion of such fees and expenses divided by the Conversion Number.

     (f) "Closing Date Cash" will be equal to (i) the total cash and cash equivalents less (ii) the total current liabilities, in each case set forth on the Closing Date Balance Sheet finally determined in accordance with this
Section 1.5. "Closing Date Liabilities " will be equal to the total liabilities (other than current liabilities) set forth on the Closing Date Balance Sheet finally determined in accordance with this Section 1.5, plus the total amount of all other liabilities (other than current liabilities reflected on such balance sheet, and other than contingent liabilities). The Closing Date Balance Sheet shall be prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent with the accounting principles used in preparation of the audited balance sheets delivered pursuant to Section
2.5 hereof and in all respects as if the Closing Date were the end of a fiscal year. The Closing Date Balance Sheet need not include any information which would not affect the calculation of the Closing Date Cash or the Closing Date Liabilities.


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

     Section 1.6. Contingent Payments.

     (a) The Purchaser shall deliver to the Representative a number of Purchaser Shares equal to $2 million divided by the Conversion Number (recomputed as of the date of payment) on the earlier of (x) five days following the filing of a New Drug Application or Biologic License Application, as the case may be, for dendritic cell therapy by Northwest Biotherapeutics, Inc. ("NWB") or (y) January 1, 2002.

     (b) The Purchaser shall deliver to the Representative a number of Purchaser Shares equal to $2 million divided by the Conversion Number (recomputed as of the date of payment) on the earlier of (x) five days following the demonstrated efficacy of immunotherapy (vaccine or radioimmunotherapy) at the end of Phase II clinical trials, as evidenced solely by commencement of Phase III clinical trials or (y) January 1, 2004.

     (c) Notwithstanding the foregoing, (1) no payment shall be made under clause (a)(x) of this Section 1.6 unless at the scheduled time of such payment the dendritic cell therapy program is continuing and (2) no payment shall be made under clause (a)(y) or of this Section 1.6 unless at the scheduled time of such payment the dendritic cell therapy program is continuing and safety has been demonstrated in clinical trials.

     (d) Notwithstanding the foregoing, (1) no payment shall be made under clause (b)(x) of this Section 1.6 unless at the scheduled time of such payment the immunotherapy (vaccine or radioimmunotherapy) program is continuing and (2) no payment shall be made under clause (b)(y) of this Section 1.6 unless at the scheduled time of such payment the immunotherapy (vaccine or radioimmunotherapy) program is continuing and safety has been demonstrated in clinical trials.

     (e) On the date the payment contemplated by Section 1.6(b) is due, the Purchaser shall deliver to the Representative a number of Purchaser Shares equal to $500,000 divided by the Conversion Number at such time as the exclusive manufacturing right relating to Prostate Specific Membrane Antigen ("PSMA") granted to Northwest Clinicals LLC ("NWC") shall have been cancelled or made non-exclusive. Any amount payable pursuant to this Section 1.6(e) shall be decreased by (x) any amounts paid, payable or which would be payable to any third party, including NWC, in connection with any such manufacturing right or the cancellation thereof and (y) with respect to arrangements between NWB, on the one hand, and the Purchaser or the Company, or both, on the other hand, that are made with the approval of S. Leslie Misrock, such approval not to be unreasonably withheld, the excess, if any, of the net present value of the royalty payments under the license agreement between the Company and the Purchaser relating to PSMA over the net present value of the royalty payments under the sublicense relating to such license, between the Company and NWB (net present value to be calculated using the publicly announced prime rate of Citibank, N.A.).

     (f) On or before the date which is six months from the Closing Date, the Purchaser shall pay, as set forth in this Section 1.6(f), an amount, if any, equal to (i) $450,000 divided by the Conversion Number less (ii) the amount of

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Unsettled  Liabilities.  Unsettled  Liabilities  shall  mean any  amounts  paid, payable or which would be payable by the Company in respect of the lease on the Company's office and other space in Allandale, New Jersey. In order to prevent any double-counting, amounts paid by the Sellers pursuant to Section 1.5 attributable to the matters covered by this Section 1.6(e) shall reduce the amount of the Unsettled Liabilities on a dollar-for-dollar basis. The first $60,000 of such payment, if any, shall be paid in cash to S. Leslie Misrock. The balance, if any, of such payment shall be paid to the Representative in Purchaser Shares valued at the Conversion Number.

     (g) It is understood that certain persons who are not parties to this Agreement will be entitled to payments under this Section 1.6, as set forth in Exhibit A. In order to prevent any double-counting, any payments under this
Section 1.6 shall be reduced by such payments.

     Section 1.7. Cancellation. Effective as of immediately prior to the Closing, all rights of the Sellers (or any affiliates) under (a) any option, warrant or right to acquire any securities of the Company and (b) any notes, bonds, indentures or other evidences of indebtedness, are hereby cancelled, with no further obligations of the Company, the Purchaser or any affiliate thereunder.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers severally and not jointly represent and warrant to the Purchaser as follows, except as set forth in the disclosure schedule being delivered by the Sellers to the Purchaser concurrently herewith (the "Disclosure Schedule"):

     Section 2.1. Organization. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Material Adverse Effect on the Company. As used herein with respect to an entity, "Material Adverse Effect" shall mean an event, change or effect which, individually or together with all other events, changes or effects, has had, or is reasonably likely to have, a material adverse effect on the financial condition, assets, liabilities, results of operations or business of that entity and its subsidiaries taken as a whole. The Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a Material Adverse Effect on the Company. The Company has delivered to the Purchaser true and complete copies of its and its subsidiaries certificate of incorporation and bylaws, or similar organizational documents. Notwithstanding anything herein to the contrary, NWC

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shall not be considered a subsidiary of the Company.  S. Leslie Misrock does not have knowledge that were NWC a subsidiary of the Company, that any of the representations and warranties herein, if made by the Company with regard to NWC, would be untrue.

     Section 2.2. Capitalization. (a) The authorized capital stock of the Company consists of 12,000,000 Shares and no preferred shares. As of the date hereof 3,850,000 Shares are issued and outstanding. On the date hereof, 1,250,000 of such Shares are being contributed to the Company. All of the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth above (i) there are no shares of capital stock of the Company authorized, issued or outstanding and
(ii) there are no options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding obligations of the Company or any of its subsidiaries to vote or to repurchase, redeem or otherwise acquire any shares of capital stock of the Company, or any subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other entity. Other than Shares, no securities of the Company have the right to vote.

     (b) The Company has delivered to the Purchaser true and complete copies of all instruments governing or defining rights under the Shares. The Company has delivered a true and complete list of all holders of securities of the Company. All such securities were issued in compliance with all applicable law, including federal and state securities laws.

     (c) All of the outstanding shares of capital stock of each of the Company's subsidiaries are owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and free of preemptive rights and are owned by either the Company or one of its subsidiaries free and clear of all liens, charges, claims or encumbrances. The Company owns ___ shares of common stock of NWB, free and clear of any liens, claims or encumbrances. The Sellers have delivered to the Purchaser a certificate setting forth the number of shares of NWB common stock outstanding as of the date hereof on a fully diluted basis. The Company does not, directly or indirectly, have any equity or ownership interest in any other business, other than its subsidiaries.

     Section 2.3. Binding Nature of this Agreement. (a) Such Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and

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delivered by such Seller and is a valid and binding  obligation  of such Seller, enforceable against such Seller in accordance with its terms.

     (b) The Board of Directors of the Company has taken all necessary action to approve this Agreement and the transactions contemplated hereby for purposes of
Section 203 of the Delaware General Corporation Law and the certificate of incorporation and bylaws of the Company.

     Section 2.4. Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by the Sellers nor the consummation by the Sellers of the transactions contemplated hereby nor compliance by the Sellers or the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the bylaws (or similar organizational instrument) of the Company or of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") or any other person or entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration), result in the termination of or a right of termination or cancellation of, modification of any benefit under, accelerate the performance required by, result in the triggering of any payment or other material obligation pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Sellers, the Company or its subsidiaries under, or result in being declared void, voidable or without further binding effect any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, permit, deed of trust agreement or other instrument or commitment obligation to which the Sellers, the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Sellers, the Company, any of its subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, in the aggregate, have a Material Adverse Effect.

     Section 2.5. Financial Statements. Section 2.5 of the Disclosure Schedule sets forth the consolidated balance sheets, income statements and statements of cash flow of the Company and its consolidated subsidiaries at and for the years ended December 31, 1997 and 1998 and the three month period ended March 31, 1999 (collectively, the "Financial Statements"). Each of the balance sheets (including the related notes) included in the Financial Statements fairly presents in all material respects the financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and each of the statements of income and cash flow (including the related notes) included in the Financial Statements fairly presents in all material respects the results of operations of the Company and its consolidated subsidiaries for the respective periods then ended, except as otherwise noted therein. The consolidated balance sheet of the Company and its consolidated subsidiaries as of March 31, 1999 is sometimes referred to as the "Company Balance Sheet" and such date as the "Balance Sheet Date." Each of the Financial Statements has been (i) prepared in

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accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein and (ii) prepared in accordance with the books and records of the Company. The Company maintains adequate books and records in accordance with GAAP.

     Section 2.6. Absence of Certain Changes. Since the Balance Sheet Date, (a) each of the Company and its subsidiaries has operated in the ordinary and usual course of business, (b) there have not occurred any events, changes or effects which have had or which could reasonably be likely to have a Material Adverse Effect, and, neither the Company nor any of its subsidiaries has taken, or agreed to take, any action to:

     (i) amend its Certificate of Incorporation or By-laws or similar organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of the Company or any subsidiary;

     (ii) (A) declare, set aside or pay any dividend or other distribution with respect to its capital stock, (B) redeem, purchase or otherwise acquire directly or indirectly any of its securities, (C) issue, sell, pledge, dispose of or encumber any securities (or any rights to acquire such securities) or (D) split, combine or reclassify its outstanding capital stock;

     (iii) acquire or agree to acquire, any assets or securities either by purchase, merger or otherwise;

     (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets or securities, or authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination or license or sublicense any Intellectual Property or otherwise dispose of any Intellectual Property or any interest therein;

     (v) modify, amend or terminate any of its material contracts or engagement with any third party, or waive, release or assign any material rights or claims, or modify or amend the terms of any outstanding securities;

     (vi) make (or permit to be made) any Tax election or settle or compromise any liability for taxes; or

     (vii) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 2.7. No Undisclosed Liabilities. There are no liabilities, debts, obligations or claims (absolute, contingent, known, unknown or otherwise) against the Company or its subsidiaries, except liabilities, debts, obligations or claims (a) reflected or reserved in Company Balance Sheet or (b) which were incurred after the Balance Sheet Date in the ordinary course of business. For purposes of this Agreement, incurred in the ordinary course of business (or similar formulations) shall mean (x) in accordance with the terms of a contract listed in Section 2.7(x) of the Company Disclosure Schedule or (y) comparable in nature and magnitude to those payments made in the prior year, as evidenced by the general ledger delivered to the Purchaser prior to the date hereof.

     Section 2.8. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company or any Seller, threatened against the Company or any of its subsidiaries that would be reasonably likely to have a Material Adverse Effect, and there is no basis therefor, and neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would be reasonably likely to have a Material Adverse Effect or that restricts the Company or any of its subsidiaries in any material respect.

     Section 2.9. No Default. There exists no default or violation (and no event has occurred which with notice or lapse of time would constitute a default or violation or loss of material benefits) of any term, condition or provision of
(i) any note, bond, mortgage, indenture, contract, agreement, permit, license, lease, purchase order, sales order, arrangement or other commitment or obligation to which the Company or any subsidiary is a party or may be subject or (ii) any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Company or any subsidiary, except for violations or defaults which would not have a Material Adverse Effect.

     Section 2.10. Permits; Compliance with Applicable Law. (a) To the knowledge of the Company or any Seller, the Company does not require any permits, licenses, variances, exemptions, orders, approvals or authorizations of any Governmental Entity to conduct the business of the Company and its subsidiaries, as presently conducted, in a lawful manner, other than those that it possesses. All such permits have been legally obtained and maintained and are in full force and effect.

     (b) To the knowledge of the Company or any Seller, the business of the Company and its subsidiaries is being and has been conducted in compliance with all permits, orders, writs, judgments, injunctions, decrees and settlements and all applicable laws, ordinances, codes, rules, regulations and policies of any Governmental Entity.

     Section 2.11. Taxes and Tax Returns.

     (a) Definitions:

     "Code" means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

     "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any person with respect to the liability for, or sharing of, Taxes (including, without limitation, pursuant to Treas. Reg. ss. 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including, without limitation, any liability for Taxes as a transferee or successor, by contract or otherwise.

     "Taxable Period" means any taxable year or any other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such period or portion thereof, e.g., a quarter) with respect to which any Tax may be imposed under any applicable statute, rule, or regulation.

     "Tax Reserve" shall have the meaning set forth in Section 2.11(c).

     "Tax Return" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including, without limitation, all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

     (b) All Tax Returns required to be filed by or with respect to the Company or any of its subsidiaries for all Taxable Periods have been timely filed. All such Tax Returns (i) were prepared in the manner required by applicable law,
(ii) are true, correct and complete in all respects, and (iii) accurately reflect the liability for Taxes of the Company and each of its subsidiaries. All Taxes shown to be payable on such Tax Returns, and all assessments of Tax made against the Company or any of its subsidiaries with respect to such Tax Returns, have been paid when due. No adjustment relating to any such Tax Return has been proposed or threatened formally or informally by any taxing authority and no basis exists for any such adjustment.


     (c) The Company and each of its subsidiaries have (i) timely paid or caused to be paid all Taxes that are or were due, whether or not shown (or required to be shown) on a Tax Return and (ii) provided a sufficient reserve for the payment of all Taxes not yet due and payable (without regard to deferred Tax assets and liabilities) (the "Tax Reserve") on the Financial Statements for the Taxable Period ended December 31, 1998 There are no Taxes that would be due if asserted by a taxing authority, except with respect to which the Company and each of its subsidiaries are maintaining adequate reserves.

     (d) The Company and each of its subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

     (e) To the knowledge of the Company or any Seller, none of the Tax Returns of the Company or any of its subsidiaries has been or is currently being examined by the Internal Revenue Service (the "IRS") or relevant state, local or foreign taxing authorities. To the knowledge of the Company or any Seller, there are no examinations or other administrative or court proceedings relating to Taxes in progress or pending, nor has the Company or any of its subsidiaries received a revenue agent's or similar report asserting a Tax deficiency.

     (f) To the knowledge of the Company or any Seller, no material claim has ever been made in writing by any taxing authority with respect to the Company or any of its subsidiaries in a jurisdiction where the Company or any such subsidiary does not file Tax Returns that the Company or any such subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes and, except for liens for real and personal property Taxes that are not yet due and payable, there are no liens for any Tax upon any asset of the Company or any of its subsidiaries.

     (g) The Company and each of its subsidiaries have made available (or, in the case of Tax Returns filed after the date hereof, will make available at such time and place as Purchaser may request) to Purchaser complete and accurate copies of such Tax Returns, and amendments thereto, filed by the Company and/or its subsidiaries as Purchaser may request. Since the date of the most recent Financial Statement, neither the Company nor any subsidiary thereof has incurred any liability for Taxes that would result in a material decrease in the net worth of the Company or any such subsidiary.

     (h) Neither the Company nor any of its subsidiaries is, or has been, a party to any agreement relating to allocating or sharing the payment of, or liability for, Taxes with respect to any Taxable Period.

     (i) Neither the Company nor any of its subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. The stock of neither the Company nor any of its subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

     (j) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to, nor will the consummation of the transactions contemplated hereby obligate the Company or any of its subsidiaries or Purchaser to make, the payment of any amount that would not be deductible by the Company or any of its subsidiaries by reason of Section 280G of the Code.

     (k) Neither the Company nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns. No extension of time with respect to any date on which a Tax Return was or is to be filed by the Company or any of its subsidiaries is in force. Neither the Company nor any of its subsidiaries has granted a power of attorney to any person with respect to any Taxable Period.

     (l) All options to acquire stock of the Company or any of its subsidiaries granted under any stock option plan of the Company or any such subsidiary qualify under Section 162(m)(4) of the Code as an exception from "applicable employer remuneration," and as such, no deduction of the Company or any such subsidiary relating to such options would be disallowed by reason of Section 162(m) of the Code.

     (m) The Company is the common parent of an affiliated group (within the meaning of Code section 1504(a)) that files a consolidated U.S. federal income tax return and includes the corporations listed as "subsidiaries" in Section 2.2(b) of the Disclosure Schedule.

     (n) Neither the Company nor any of its subsidiaries owns an interest in a partnership or could be treated as a partner in a partnership for U.S. federal income tax purposes.

     (o) Neither the Company nor any of its subsidiaries has been a member of an
(i) affiliated group (within the meaning of Section 1504 of the Code) or (ii) affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes, other than the group of which the Company is the common parent.

     (p) There are no outstanding options, warrants, securities convertible into stock, or other contractual obligations that might be treated for federal income tax purposes as stock or another equity interest in the Company or any of its subsidiaries.

     (q) Neither the Company nor any of its subsidiaries has agreed or is required to include in income any adjustment under either Section 481(a) or
Section 482 of the Code (or an analogous provision of state, local, or foreign law) by reason of a change in accounting method or otherwise.

     (r) To the knowledge of the Company or any Seller, there are no proposed reassessments of any property owned by the Company or any of its subsidiaries or other proposals that could increase the amount of any Tax to which the Company or any of its subsidiaries could be subject.

     (s) Neither the Company nor any of its subsidiaries has any deferred income reportable for a period ending after the Closing Date but that is attributable to a transaction (e.g., an installment sale) occurring in, or resulting from a change of accounting method for, a period ending on or prior to the Closing Date.

     (t) None of the indebtedness of the Company or any of its subsidiaries constitutes "corporate acquisition indebtedness" (as defined in Section 279(b) of the Code) or other indebtedness with respect to which any interest deductions may be disallowed under Section 279 of the Code or otherwise.

     (u) Neither the Company nor any of its subsidiaries has an overall foreign loss within the meaning of Section 904 of the Code. Neither the Company nor any of its subsidiaries has consented to have provisions of Section 341(f)(2) of the Code applied to it. Neither the Company nor any of its subsidiaries has, during the five-year period ending on the Closing Date, been a personal holding company within the meaning of Section 541 of the Code.

     Section 2.12. Employee Benefit Plans.

     (a) Section 2.12 of the Company Disclosure Schedule sets forth each material pension, retirement, profit sharing, medical, dental, health, disability, life, death benefit, group insurance, deferred compensation, stock option, stock purchase, restricted stock, bonus or incentive, severance pay, employment or termination, and other employee benefit or compensation plan, trust, arrangement, contract, agreement, policy or commitment, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") whether formal or informal, written or oral under which (i) current or former employees, directors or independent contractors of the Company or any of its subsidiaries participate or are entitled to participate by reason of their relationship with the Company or any of its subsidiaries, (ii) to which the Company or any of its subsidiaries is a party or a sponsor thereof or by which the Company or any of its subsidiaries is currently bound or (iii) with respect to which the Company or any of its subsidiaries has any obligation to make payments or contributions, (the "Benefit Plans").

     (b) Each Benefit Plan has at all times been operated and administered in compliance in all material respects with its terms, the applicable requirements of ERISA and the Code and all other applicable laws, ach Benefit Plan that is intended to be tax qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS stating that it is so qualified and that any trust associated with such Benefit Plan is tax exempt under Section 501(a) of the Code, and, to the knowledge of the Company or any Seller, there is no reason why the qualified status of any such Benefit Plan or trust would be denied or revoked, whether retroactively or prospectively.

     (c) No pending or, to the knowledge of the Company or any Seller, threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any person or governmental entity have been filed or are pending with respect to the Benefit Plans or the Company or any of its Subsidiaries in connection with any Benefit Plan or the fiduciaries or administrators thereof (other than routine claims for benefits). With respect to each Benefit Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, nor any transaction that would result in a civil penalty being imposed under Section 409 or 502(i) of ERISA, except as would not have a Material Adverse Effect.

     (d) Neither the Company, its Subsidiaries, nor any trade or business (whether or not incorporated) which, together with the Company or any of its Subsidiaries, would be deemed a "single employer" under Section 4001(b) of ERISA (an "ERISA Affiliate") has or at any time within the applicable statute of limitations period has had (i) any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code, (ii) an obligation to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

     (e) All material contributions or payments made or deemed to have been made with respect to each Benefit Plan that is a deferred compensation plan, including any pension plan, are presently, and have been during the years to which they relate, fully deductible pursuant to Section 404 of the Code and are not presently, and have never been during the years to which they relate, subject to any material excise tax under Section 4972 of the Code. All material contributions to and payments with respect to or under the Benefit Plans that are required to be made with respect to periods ending on or before the Closing Date have been made or accrued before the Closing Date by the Company in all material respects in accordance with the appropriate plan documents, financial statement, actuarial report, collective bargaining agreements or insurance contracts or arrangements.

     (f) No  Benefit  Plan that is an  "employee  welfare  benefit  plan"  under
Section 3(1) of ERISA (a "Welfare Plan") is partially or fully funded through a trust. No Welfare Plan providing medical or death benefits (whether or not insured) with respect to current or former employees of the Company continues such coverage or provides such benefits beyond their date of retirement or other termination of service (other than coverage mandated by Section 601 of ERISA, the cost of which is fully paid by the former employee or his or her dependents).

     (g) With respect to each Benefit Plan, the Company has made available to Purchaser complete and correct copies of the following documents, to the extent in each case that such documents exist or are required by law: (1) current plan documents, subsequent plan amendments, or any and all other documents that establish or describe the existence of the plan, trust, arrangement, contract, policy or commitment; (2) the most recent tax qualified determination letters, if any, received from or applications pending with the IRS; and (3) the three most recent Form 5500 Annual Reports, including related schedules and audited and financial statements and opinions of independent certified public accountants.

     (h) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any plan, policy, arrangement or agreement or any trust or loan that will or would reasonably be expected to result in any material payment (whether of severance pay or otherwise), acceleration of, forgiveness of indebtedness owing from, vesting of, distribution of, or increase in or obligation to fund, any benefits with respect to any current or former employee, director or consultant of the Company.

     Section 2.13. Intellectual Property. Set forth in Section 2.13 of the Company Disclosure Schedule is a list (the "Listed Intellectual Property Rights") of certain U.S. and foreign, registered and unregistered, patents, patent applications, trademarks, trade names, copyrights, copyright registrations, technology (including software), trade secrets, know-how, inventions, data, processes and other intellectual property rights (collectively, "Intellectual Property Rights") used by the Company. No claims are pending or, to the Company's or S. Leslie Misrock's actual knowledge, threatened, by any person as to the use of any Intellectual Property Rights or infringement of the rights of others by the Company or any subsidiary and, to the actual knowledge of the Company or any Seller, the use by the Company and its subsidiaries of all Intellectual Property Rights and the conduct of the Company's business does not infringe on the rights of any person and there is no basis for any such claim. To the actual knowledge of the Company or S. Leslie Misrock, no third person is infringing on the Listed Intellectual Property Rights. The Company and its subsidiaries have not taken any action to impair any Listed Intellectual Property Rights, including by granting any licenses, sublicenses, liens or encumbrances. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any third party intellectual property right. All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any Intellectual Property Rights on behalf of the Company, its subsidiaries or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company and its subsidiaries are deemed to be the original owner/author of all property rights therein or (ii) has executed an assignment or any agreement to assign in favor of the Company or its subsidiaries (or such predecessor in interest, as applicable) of all right, title and interest in such material. Listed Intellectual Property Rights include the NWB License, the NWB/NWC License and the Velos License.

     Section 2.14. Transactions with Affiliates. No present or former officer, director, stockholder or other affiliate of the Company has (i) any interest in the assets, properties or rights used in the business of the Company or its subsidiaries (other than solely through the ownership of Shares), (ii) any contract, arrangement, agreement or understanding with the Company or its subsidiaries (iii) engaged in any transactions with the Company since the Balance Sheet Date.

     Section 2.15. Contracts.

     (i) Section 2.15 of the Disclosure Schedule sets forth a complete and accurate list of each of the contracts to which the Company or any subsidiary is a party or is bound.

     (b) Each such contract or agreement is legal, valid, binding and enforceable against the Company or its subsidiaries, and to the knowledge of the Company or any Seller, against each other party thereto, is in full force and effect and will continue to be so legal, valid, binding, enforceable and in full force and effect following the Closing. Neither the Company or the applicable subsidiary, nor to the knowledge of the Company or any Seller, any other party, is in breach or default, and no event has occurred which would constitute (with or without notice or lapse of time or both) a breach or default (or give rise to any right of termination, modification, cancellation or acceleration) or modification of benefits under any such contract.

     (c) The Company has delivered or made available for review by the Purchaser true and complete copies of each such contract or agreement. Since the Balance Sheet Date, there has been no material modification, breach or termination of any such contract or agreement.

     Section 2.16. Labor Relations. (a) There is no unfair labor practice, charge or complaint or other proceeding pending or, to the best knowledge of the Company or any Seller, threatened, against the Company or any subsidiary before the National Labor Relations Board or any other Governmental Entity.

     (b) There is no labor strike, slowdown or stoppage pending or, to the best knowledge of the Company or any Seller, threatened, against or affecting the Company or any subsidiary, nor has there been any such activity within the past two years.

     (c) There are no pending collective bargaining negotiations relating to the employees of the Company or any subsidiary.

     (d) (i) there are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any or all of the employees of the Company or any subsidiary, (ii) no such petitions have been pending within the past five years and (iii) to the best knowledge of the Company or any Seller, there has not been any general solicitation of representation cards by any union seeking to represent the employees of the Company or any subsidiary as their exclusive bargaining agent at any time within the past five years.

     Section 2.17. Environmental. (a) Except to the extent that any of the following would not be reasonably likely to have a Material Adverse Effect on the Company: (i) the Company and its subsidiaries comply (which compliance includes, without limitation, the possession by the Company and its subsidiaries of all permits and other government authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof) and at all times have complied with all applicable Environmental Laws (as defined below), (ii) no Hazardous Substances (as defined below) are present at any of the properties currently owned, leased, operated or otherwise used by the Company or its subsidiaries (including soils, ground water, surface water, buildings or other structures), (iii) no Hazardous Substances have been disposed on or released or discharged from, onto or under any of the properties currently owned, leased, operated or otherwise used by the Company or its subsidiaries (including soils, ground water, surface water, buildings or other structures) during the period of ownership, lease, operation or use by the Company or any subsidiary or, to the actual knowledge of the Company or any Seller, at any other time, (iv) none of the Company or its subsidiaries disposed of or released or discharged Hazardous Substances from, onto or under or adjacent to any of the properties (including soils, ground water, surface water, buildings or other structures) formerly owned, leased, operated or otherwise used by the Company or any subsidiary, and to the actual knowledge of the Company and any Seller, no Hazardous Substances were present at or disposed on or released or discharged by any other person or entity from, onto or under or adjacent to any of the properties (including soils, ground water, surface water, buildings or other structures) formerly owned, leased, operated or otherwise used by the Company or any subsidiary during the period of ownership, lease, operation or use by the Company or any subsidiary, (v) none of the Company or its subsidiaries are subject to any liability or obligation in connection with Hazardous Substances present at any location owned, leased, operated or otherwise used by any third party, (vi) none of the Company or its subsidiaries or, to the actual knowledge of the Company or any Seller, any person or entity whose liability under any Environmental Law the Company has or may have retained or assumed either contractually or by operation of law, has received any notice, demand, letter, claim or request for information alleging that any of the Company, its subsidiaries or, to the actual knowledge of the Company or any Seller, any person or entity whose liability under any Environmental Law the Company has or may have retained or assumed either contractually or by operation of law, is or may be in violation of or liable under any Environmental Law, (vii) none of the Company or its subsidiaries is subject to any order, decree, injunction or other directive of any governmental authority and none of the Company or its subsidiaries is subject to any indemnity or other agreement with any person or entity relating to Hazardous Substances and (viii) there are no circumstances or conditions involving any of Company and its subsidiaries or, to the actual knowledge of the Company or any Seller, any assets (including real property) or businesses previously owned, leased, operated or otherwise used by Company or any subsidiary or any assets (including real property) or businesses of any predecessors of the Company or any subsidiary that would reasonably be expected to result in any damages to the Company or any subsidiary arising under or pursuant to Environmental Law or in any restriction on the ownership, use or transfer of any of the assets of the Company or its subsidiaries arising under or pursuant to any Environmental Law.

     (b) As used herein, the term "Environmental Law" means any international, national, provincial, regional, federal, state, municipal or local law, regulation, order, judgement, decree, permit, authorization, opinion, common or decisional law (including, without limitation, principles of negligence and strict liability) or agency requirement relating to the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety of human or other living organisms, including, without limitation, the manufacture, introduction into commerce, export, import, handling, use, presence, disposal, release or threatened release of any Hazardous Substance or noise pollution, odor pollution, wetlands, pollution, or contamination.

     (c) As used herein, the term "Hazardous Substance" means any element, compound, substance or other material (including any pollutant, contaminant, hazardous waste, hazardous substance, chemical substance, or product) that is listed, classified or regulated pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos, presumed asbestos-containing material, asbestos-containing material, medical waste, biological waste, chloroflourocarbon, hydrochloroflourocarbon, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon.

     Section 2.18. Ownership of Assets. The assets, properties and rights of the Company and its subsidiaries are held by the Company or its subsidiaries free and clear of any liens, claims or encumbrances, other than Permitted Liens. "Permitted Liens" means (i) liens for current taxes not yet due and payable or
(ii) mechanics', carriers', workers' and other similar liens arising or incurred in the ordinary course of business, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the assets subject thereto or materially impair the conduct of the business of the Company and its subsidiaries.

     Section 2.19. Insurance. The insurance policies of the Company and its subsidiaries are current, are in full force and effect, all premiums due thereon have been paid, and the Company and its subsidiaries have complied in all material respects with the provisions of such policies, and all such policies either specifically include the Company as a named insured or include omnibus named insured language which generally includes the Company. No proceeding is pending or, to the best knowledge of the Company or any Seller, threatened, to revoke, cancel or limit such policies and no notice of cancellation of any of such policies has been received by the Company or any subsidiary. Each of the Company and its subsidiaries is in compliance with all warranties contained in all insurance policies.

     Section 2.20. Real Property. Each of the Company and its subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their real properties, and, other than the properties in which they hold leasehold interests, own such properties free and clear of all liens, claims and encumbrances, other than Permitted Liens. All real property owned or leased by the Company or any subsidiary is set forth on Section 2.20 of the Company

Disclosure Schedule. The Company and its subsidiaries are in compliance with the terms of all leases to which they are a party and all such leases are in full force and effect.

     Section 2.21. Share Ownership. Such Seller owns the number of Shares set forth opposite such Seller's name on Exhibit A, free and clear of all liens, claims and encumbrances, including any restrictions on or sharing of rights to vote or dispose of such shares. Such Shares are the only equity interests in the Company or any subsidiary beneficially owned by such Seller. No other person beneficially owns any equity interest in the Company or any subsidiary of the Company or has any right to acquire or vote any such equity interest.

     Section 2.22. Investment. Such Seller is acquiring the Purchaser Shares for investment and not with a view toward, or for sale in connection with, any sale or distribution thereof. Such Seller agrees that neither the Purchaser Shares nor any interest therein may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) an effective registration statement under the Securities Act and any applicable state securities laws or (ii) an exemption from the registration requirements of the Securities Act and any applicable state securities laws, such exemption to be evidenced by such documentation as the Purchaser may reasonably request, including an opinion of counsel (which counsel and opinion shall be reasonably satisfactory to the Purchaser) that such transfer is not in violation of the Securities Act and any applicable state laws. The Sellers understand that the certificates to be issued to the Sellers hereunder will be subject to stop transfer instructions and bear a legend substantially as follows:

     "The security represented by this certificate was issued in a transaction which was not registered under the Securities Act of 1933 or the securities laws of any state and neither the security nor any interest therein may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) an effective registration statement under the Securities Act and any applicable state securities laws or (ii) an exemption from the registration requirements of the Securities Act and any applicable state securities laws, such exemption to be evidenced by such documentation as the issuer may reasonably request, including an opinion of counsel (which counsel and opinion shall be reasonably satisfactory to the issuer) that such transfer is not in violation of the Securities Act and any applicable state laws."

     Section 2.23. Accredited Investor. Such Seller is an "accredited investor" within the meaning of Rule 501 under the Securities Act, provided that in the case of the Seller identified in Section 2.23 of the Company Disclosure Schedule, such Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated hereby, including an investment in Purchaser Shares. Such Seller has been given an adequate opportunity to investigate the Purchaser and has been given access to all information he deems appropriate. Without limiting the generality of the foregoing, such Seller acknowledges that the Purchaser has furnished (or made available to) such Seller the Purchaser's

Annual Report on Form 10-K for the year ended December 31, 1998 and all filings under the Exchange Act or the Securities Act since such date, a brief description of the Purchaser Shares, any material changes in the Purchaser's affairs not disclosed in such documents and adequate information regarding the Purchaser and the transactions contemplated hereby, in each case a reasonable time prior to the date hereof.

     Section 2.24. No Misleading Statements. The representations and warranties made by the Sellers in or pursuant to this Agreement do not include any untrue statement of a material fact or omit to state any material fact.

     Section 2.25. No Exclusive Manufacturing Rights. The Company has not granted exclusive manufacturing rights to any person or entity with regard to any immunotherapy technologies, except for the NWC License.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants as of the date hereof and as of the Closing Date to the Sellers as follows, except as set forth in the disclosure schedule being delivered by the Purchaser to the Sellers concurrently herewith (the "Purchaser Disclosure Schedule"):

     Section 3.1. Organization. Each of the Purchaser and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Material Adverse Effect on the Purchaser. The Purchaser and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a Material Adverse Effect on the Purchaser.

     Section 3.2. Capitalization. (a) The authorized capital stock of the Purchaser consists of 89,600,000 Purchaser Shares and 5,400,000 preferred shares. As of May 31, 1999, 65,122,000 Purchaser Shares were issued and outstanding and an aggregate of 8,128,464 Shares were issuable pursuant to outstanding options, warrants or convertible notes. All the outstanding shares of the Purchaser's capital stock are, and all the Purchaser Shares which may be issued pursuant to the exercise of outstanding options to purchase Purchaser Shares will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth above and in the Purchaser's filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"),

(i) there are no shares of capital stock of the Purchaser authorized, issued or outstanding and (ii) there are no options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Purchaser or any of its subsidiaries, obligating the Purchaser or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interest in, the Purchaser or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Purchaser or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding obligations of the Purchaser or any of its subsidiaries to vote or to repurchase, redeem or otherwise acquire any shares of capital stock of the Purchaser, or any subsidiary or affiliate of the Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other entity. Other than the Purchaser Shares, no securities of the Purchaser have the right to vote. The Purchaser has delivered to the Company true and complete copies of all instruments governing or defining rights under the Purchaser Shares.

     (b) The Purchaser Shares to be issued pursuant to Section 1.3 hereof have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable.

     Section 3.3. Authority Relative to this Agreement. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by its Board of Directors and no other corporate action on the part of the Purchaser is necessary to authorize the execution and delivery by the Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     Section 3.4. Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby nor compliance by the Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the bylaws (or similar organizational instrument) of the Purchaser or of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or any other person or entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration), result in the termination of or a right of termination or cancellation of, modification of any benefit under, accelerate the performance required by, result in the triggering of any payment or other material obligation pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Purchaser or its subsidiaries under, or result in being declared void, voidable or without further binding effect any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, permit, deed of trust agreement or other instrument or commitment obligation to which the Purchaser or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser, any of its subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, in the aggregate, have a Material Adverse Effect on the Purchaser.

     Section 3.5. SEC Reports; Financial Statements.

     (a) The Purchaser has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996 (collectively, the "Purchaser SEC Documents"). As of the date of filing, the Purchaser SEC Documents (a) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

     (b) Each of the balance sheets (including the related notes) included in the Purchaser SEC Documents fairly presents in all material respects the financial position of the Purchaser and its consolidated subsidiaries as of the respective dates thereof and each of the statements of income and cash flow (including the related notes) included in the Purchaser SEC Documents fairly presents in all material respects the results of operations of the Purchaser and its consolidated subsidiaries for the respective periods then ended, except as otherwise noted therein. The audited consolidated balance sheet of the Purchaser and its consolidated subsidiaries as of December 31, 1998 is sometimes referred to as the "Purchaser Balance Sheet" and such date as the "Balance Sheet Date." Each of the Purchaser financial statements included in the Purchaser SEC
Documents has been (i) prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein or in the notes thereto and (ii) prepared in accordance with the books and records of the Purchaser.

     Section 3.6. Absence of Certain Changes. Since the Balance Sheet Date, (a) each of the Purchaser and its subsidiaries has operated in the ordinary and usual course of business and (b) there have not occurred any events, changes or effects which have had or which could reasonably likely to have, in the aggregate, a Material Adverse Effect on the Purchaser.

                                   ARTICLE IV
                                    COVENANTS

     Section 4.1. Further Assurances. From time to time after the Closing, without additional consideration, each of the parties hereto will (or, if appropriate, cause their affiliates to) promptly execute and deliver such further instruments and take such other action as may be necessary to make effective the transactions contemplated by this Agreement.

     Section 4.2. Brokers or Finders. Each party hereto represents, as to itself and its affiliates that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, other than Gerard Klauer Mattison & Co., Inc. in the case of the Sellers.

     Section 4.3. Performance of Obligations. The Sellers shall cause the Company to timely perform its obligations under this Agreement.

     Section 4.4. Tax Covenants.

     (a) All transfer, documentary, sales, use, registration and other such Taxes (including, without limitation, all applicable real estate transfer or gains Taxes and stock transfer Taxes), any penalties, interest and additions to Tax and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Sellers. Each party to this Agreement shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

     (b) All contracts, agreements, or intercompany accounting systems under which the Company or any of its subsidiaries may at any time have an obligation to share the payment of any portion of a Tax (or any amount calculated with reference to any portion of a Tax) shall be terminated with respect to the Company and each such subsidiary as of the Closing Date, and the Company and each such subsidiary shall thereafter be released from any liability thereunder.

     (c) If any Seller receives any written notice from any taxing authority proposing any adjustment to any Tax relating to the Company or any of its subsidiaries, the Seller shall give prompt written notice thereof to the Purchaser and the Company, which notice shall describe in detail each proposed adjustment.

     Section 4.5. Employees; Releases.

     (a) The Company has terminated all of its employees, agents, consultants, independent contractors, and satisfied all of its liabilities and obligations to such employees, agents, consultants, independent contractors, prior to the Closing including, any liability related to outstanding options to purchase Company Shares, any severance or change in control payments or any contributions that are or will be required to be made to any Benefit Plan in accordance with the terms of such plan for the plan year in which the Closing Date occurs, or any prior plan year.

     (b) Each Seller hereby releases, effective as of the Closing, the Company (and its subsidiaries, affiliates, officers, directors and other employees) from all liabilities and obligations it may owe such Sellers, including any liabilities and obligations based on any facts or circumstances existing on or prior to the Closing. Each Seller represents that it has no outstanding indemnity claim against the Company and knows of no basis for any such claim. The Company hereby releases, effective as of the Closing, each Seller from all liabilities and obligations it may owe the Company, including any liabilities and obligations based on any facts or circumstances existing on or prior to the Closing. Each Seller represents that it knows of no liability or obligation it may owe the Company, other than as set forth in Section 4.5(y) of the Company Disclosure Schedule. Nothing in this Section 4.5 shall decrease or impair any liability any Seller may have to the Purchaser and no Seller shall be entitled to indemnification or other payment from the Company in respect of any matter for which the Purchaser may be entitled to indemnification hereunder.

     (c) The Company has provided any required notice under the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act"), and any similar state statute, and to otherwise comply with any such statute with repect to any "plant closing" or "mass layoff" (as defined in the WARN Act), or similar event affecting employees of the Company and occurring on or prior to the Closing Date. The Sellers shall indemnify and hold harmless the Purchaser with respect to any liability under the WARN Act or similar statute arising from the actions of the Company on or prior to the Closing Date.

     Section 4.6. NWB Board. The Sellers shall use their reasonable best efforts to cause H. Joseph Reiser, PhD. to be appointed to the Board of Directors of NWB as promptly as practicable.

     Section 4.7. Lockup. No Purchaser Shares or any interest therein may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of by
(a) Messrs. Misrock and Fox prior to one year from the Closing Date and thereafter only pursuant to the Purchaser's policy regarding trading by officers and directors or (b) any other Seller prior to one year from the Closing Date.

                                   ARTICLE V
                            SURVIVAL; INDEMNIFICATION

     Section 5.1. Survival Periods. (a) All representations and warranties of the parties contained in this Agreement, the Disclosure Schedule or any certificate delivered in connection herewith shall survive until the first anniversary of the Closing Date, and, if notice of a claim is provided by such date, shall survive until the final resolution thereof, provided, that the representations and warranties contained in Section 2.21 [share ownership] (the "Listed Representations") shall survive the Closing without limitation, and provided further, that the representations and warranties contained in Section
2.11 shall survive until 90 days after the expiration of the applicable statute of limitations for the assessment of Taxes, including all extensions. All covenants and agreements hereunder shall survive without limit (unless by their terms they are to survive for a shorter period).

     (b) For purposes of this Agreement, a party's representations and warranties shall be deemed to include such party's Disclosure Schedule and all other documents or certificates delivered by or on behalf of such party in connection with this Agreement. None of the Closing, any party's waiver of any condition to Closing or any party's knowledge of any breach prior to the Closing shall constitute a waiver of any rights such party may have hereunder.

     Section  5.2.  Indemnification.  Subject  to the other  provisions  of this
Article V, from and after the Closing:

     (a) The Sellers  shall  indemnify  and hold  harmless  the  Purchaser,  its affiliates and the Purchaser's and its affiliates employees, officers, directors, agents and other representatives from and against any costs or expenses (including reasonable attorneys', experts' and consultants' fees), judgments, fines, penalties, losses, claims, liabilities and damages (collectively, "Damages") that are the result of, arise out of or relate to (i) any breach of any representation or warranty or failure to perform any covenant made by or on behalf of the Company or the Sellers under this Agreement and (ii) any liability or obligation that is the result of, arises out of or relates to, any fact or circumstance existing at or prior to the Closing Date, other than liabilities or obligations disclosed to the Purchaser prior to the date hereof. To the extent any Seller makes a representation, warranty or covenant as to himself, such indemnity obligation will be allocated to such Seller. All other indemnity obligations shall be allocated among the Sellers pro rata in accordance with their receipt of Purchaser shares as set forth on the attached Exhibit A. In the absence of manifest error, any determination by the Purchaser as to such allocations shall be final and binding.

     (b) The Purchaser shall indemnify and hold harmless the Sellers from and against any Damages that are the result of, arise out of or relate to any breach of any representation or warranty or the failure to perform any covenant made by or on behalf of the Purchaser under this Agreement.

     (c) The persons to whom indemnification is provided hereunder are referred to herein as the "Indemnified Parties" and the persons providing indemnification are referred to as the "Indemnifying Parties."

     Section 5.3. Indemnification Amounts. (a) Notwithstanding any provision to the contrary contained in this Agreement, the Sellers shall not be obligated to indemnify the Purchaser for Damages pursuant to this Article V to the extent they are the result of any breach of any representation or warranty made by or on behalf of the Company or the Sellers (other than Damages resulting from the breach of any of the Listed Representations, as to which there shall be no limitation) unless and until the dollar amount of all Damages shall equal in the aggregate $5,000, in which case the Sellers will be obligated to indemnify the

Purchaser for the total amount of Damages including any amounts which would otherwise not be required to be paid by reason of this Section 5.3(a). Notwithstanding any provision to the contrary contained in this Agreement, the Sellers' indemnity obligations hereunder shall be limited to the return of the Purchaser Shares received by such Sellers, valued at the prices contemplated by
Article I hereof (on a first-in-first-out basis). For purposes of this Article V, all materiality, Material Adverse Effect and similar qualifications in any representation, warranty, covenant or other provision hereof shall be ignored.

     (b) Notwithstanding any provision to the contrary contained in this Agreement, the Purchaser shall not be obligated to indemnify the Sellers for any Damages pursuant to this Article V to the extent they are the result of any breach of any representation or warranty made by or on behalf of the Purchaser, unless and until the dollar amount of all such Damages shall equal in the aggregate $5,000, in which case the Purchaser will be obligated to indemnify the Sellers for the total amount of Damages including any amounts which would otherwise not be required to be paid by reason of this Section 5.3(b). Notwithstanding any provision to the contrary contained in this Agreement, the Purchaser shall not be obligated to indemnify the Sellers for Damages pursuant to this Article V in an amount exceeding the consideration paid or to be paid by the Purchaser pursuant to Article I hereof, valued at the prices contemplated by
Article I hereof (on a first-in-first-out basis).

     Section 5.4. Claims. (a) If an Indemnified Party intends to seek indemnification pursuant to this Article V, such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim. The Indemnified Party will provide the Indemnifying Party with prompt notice of any third party claim in respect of which indemnification is sought. The failure to provide either such notice will not affect any rights hereunder except to the extent the Indemnifying Party is materially prejudiced thereby.

     (b) If such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party may, within ten days after receipt of such notice and upon notice to the Indemnified Party, assume, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith, provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it. If the Indemnified Party reasonably determines that representation by the Indemnifying Party's counsel of both the Indemnifying Party and the Indemnified Party may present such counsel with a conflict of interest, then the Indemnifying Party shall pay the reasonable fees and expenses of the Indemnified Party's counsel. Notwithstanding anything in this Section 5.4 to the contrary, the Indemnifying Party may not, without the consent of the Indemnified Party, settle or compromise any action or consent to the entry of any judgment, such consent not to be unreasonably withheld. So long as the Indemnifying Party is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the Indemnifying Party's consent, such consent not to be unreasonably withheld. If the Indemnifying Party is not contesting such claim in good faith (including if it does not notify the Indemnified Party of its assumption of the defense of such claim within the ten day period set forth above), then the Indemnified Party may conduct and control, through counsel of its own choosing and at the expense of the Indemnifying Party, the settlement or defense thereof, and the Indemnifying Party shall cooperate with it in connection therewith. The failure of the Indemnified Party to participate in, conduct or control such defense shall not relieve the Indemnifying Party of any obligation it may have hereunder.

     Section 5.5. Indemnification with Respect to Taxes.

     (a) Notwithstanding any other provision in this Article V, the Sellers shall indemnify, defend and hold harmless the Purchaser and, after the Effective Time, the Company and each of its subsidiaries, and their respective officers, directors, employees, affiliates, controlling persons, agents and representatives, and their respective successors and assigns (each, a "Tax Indemnitee") from and against, and shall reimburse each Tax Indemnitee for, any and all Taxes (including, without limitation, reasonable expenses of investigation and reasonable attorneys' and accountants' fees and expenses in connection with any action, suit or proceeding) actually incurred or suffered at any time by any Tax Indemnitee arising out of or attributable to (i) any misrepresentation, inaccuracy or breach of any representation, warranty, covenant, agreement or promise related to Taxes by the Sellers and/or the Company and/or any of its subsidiaries contained in this Agreement (or in any certificate, document, list or schedule delivered to the Purchaser by the Sellers or the Company or any of its subsidiaries hereunder), (ii) any and all unpaid Taxes for any Taxable Period ending on or before the Closing Date, except to the extent that such Taxes are specifically set forth in the reserve for Taxes accrued on the Financial Statements for the period ended December 31, 1998
(iii) any and all unpaid Taxes, whether determined on a separate, consolidated, combined, group or unitary basis, including any penalties and interest in respect thereof, of the Company or any of its subsidiaries (A) pursuant to Treas. Reg. ss.1.1502-6 or any comparable provision of state, local, or foreign law with respect to any Taxable Period beginning before the Closing Date and (B) pursuant to any guaranty, indemnification, Tax sharing, or similar agreement made on or before the Closing Date relating to the sharing of liability for, or payment of, Taxes or (iv) any and all Taxes, whether payable before, on, or after the Closing Date, arising out of or attributable to the cancellation of promissory notes obligations of the Company and/or any waiver of rights by an employee or option holder of the Company.

     (b) Any Tax or other amount for which indemnification is provided under this Agreement shall be (i) increased to take account of any Tax detriment incurred by any Tax Indemnitee arising from the receipt or accrual of indemnity payments hereunder (i.e., grossed-up for any Tax incurred on such payment, accrual, and/or increase) and (ii) reduced to take account of any Tax benefit attributable to the items to which such payments relate.

     (c) The indemnitor and its duly appointed representatives shall have the sole right to negotiate, resolve, settle, or contest any claim for Tax made by a taxing authority with respect to which the indemnitor has agreed to indemnify a Tax Indemnitee under this Section 5.5 and with respect to which the indemnitor has acknowledged in writing such indemnification obligation; provided, however, that the indemnitor shall not initiate any claim, settle any issue, file any amended Tax Return, take or advocate any position or otherwise take any action that could adversely affect the Tax Indemnitee or any of its affiliates without the written consent of the Tax Indemnitee, which consent shall not be unreasonably withheld. If the indemnitor does not assume the defense of a claim for the Tax made by a taxing authority with respect to which the indemnitor has indemnified a Tax Indemnitee under this Section 5.5, the Tax Indemnitee may defend the same at the reasonable expense of the indemnitor in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding with the consent of the indemnitor, which consent shall not be unreasonably withheld.

     Section 5.6. Exclusive Remedy. Following the Closing, the provisions of this Article V shall be the exclusive remedy for the matters covered hereby, provided that nothing herein shall relieve any party from any liability for fraud. Following the Closing, (i) all notices to the Sellers may be made to the Representative, (ii) all notices from the Sellers shall be made by the Representative and (iii) the Representative shall have the power to act for the Sellers in all matters related to this Agreement.


                                   ARTICLE VI
                                  MISCELLANEOUS

     Section 6.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to the Purchaser, to:

                  Cytogen Corporation
                  600 College Road East
                  CN 5308
                  Princeton, New Jersey 08540
                  Attention: Donald F. Crane, Jr.
                  Telecopier: (609) 987-1229

                  with a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10019
                  Attention: Frederick W. Kanner
                  Telecopier: (212) 259-6333

     (b) if to the Sellers to:

                  S. Leslie Misrock, Esq., as Representative
                  1155 Avenue of the Americas
                  New York, New York 10036


                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036-8299
                  Attention: Edward Brodsky
                  Telecopier: (212) 969-2900



     Section 6.2. Headings. The headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 6.3. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument.

     Section 6.4. Entire Agreement; Assignment. (a) This Agreement and the exhibits and schedules hereto and the documents and certificates delivered in connection herewith, and the Confidentiality Agreement and Registration Rights Agreement, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     (b) This Agreement shall not be assigned by a party hereto by operation of law or otherwise; provided, that the Purchaser may assign its rights and obligations hereunder to any wholly owned subsidiary of the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

     Section 6.5. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles. The parties hereto expressly and irrevocably (i) consent to the exclusive jurisdiction of the federal and state courts sitting in New York, (ii) agree not to bring any action related to this Agreement or the transactions contemplated hereby in any other court (except to enforce the judgement of such courts), (iii) agree not to object to venue in such courts or to claim that such forum is inconvenient and (iv) agree that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 6.1 hereof. Final judgement by such courts shall be conclusive and may be enforced in any manner permitted by law.

     Section 6.6. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 6.7. Publicity. Except as otherwise required by law or the rules and regulations of any national securities exchange, no party hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without prior consultation with the other parties hereto.

     Section 6.8. Binding Nature; No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 6.9. Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect.

     Section 6.10. Interpretation. As used in this Agreement, (a) "including" (or similar terms) shall be deemed followed by "without limitation" and shall not be deemed to be limited to matters of a similar nature to those enumerated,
(b) "contract" shall include any note, bond, mortgage, indenture, contract, agreement, permit, license, sublicense, lease, purchase order, sales order, arrangement or other commitment, obligation or understanding, (c) "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, (d) "ordinary course of business" (or similar terms) shall be deemed followed by "consistent with past practice" and (e) "assets" shall include "rights," including rights under contracts. In determining whether a fact, event or other item has a Material Adverse Effect, such fact, event or other item shall be considered individually and in the aggregate with all other facts, events or other items.

     Section 6.11. Payment of Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement. The Sellers shall be responsible for all of their own and the

Company's expenses in connection with this Agreement and the transactions contemplated hereby (including the negotiation and investigation hereof), including legal, investment banking and accounting fees and expenses.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                              CYTOGEN CORPORATION


                                              By: /s/
                                                 ------------------------
                                                 Joseph Reiser, Ph.D.
                                                  President and CEO


                                              SELLERS:

                                              /s/
                                              ---------------------------
                                              S. Leslie Misrock


                                              /s/
                                              ---------------------------
                                              Alan Fox
                                              By: S. Leslie Misrock, as Agent


                                              /s/
                                              ---------------------------
                                              Max Link
                                              By: S. Leslie Misrock, as Agent


                                              CC CONSULTING A/S


                                              By: /s/
                                                 ------------------------
                                              S. Leslie Misrock, as Agent


                                              MISROCK HOLDINGS LP



                                              By: /s/
                                                 ------------------------
                                              S. Leslie Misrock
                                              General Partner




                                       32